SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [x]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

XenoPort, Inc.

(Name of Registrant as Specified In Its Charter)

Clinton Relational Opportunity Master Fund, L.P.

Clinton Magnolia Master Fund, Ltd.

GEH Capital, Inc.

Clinton Relational Opportunity, LLC

Clinton Group, Inc.

George E. Hall

Kevin J. Cameron

Rael Mazansky, M.D.

Charles A. Rowland, Jr.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to

Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)

and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Clinton Group Distributes Presentation to XenoPort Stockholders

NEW YORK, May 13, 2014 /PRNewswire/ --  Clinton Group, Inc. ("Clinton Group") announced today that it has distributed a presentation regarding its efforts to change the board of directors and governance of XenoPort, Inc. (Nasdaq: XNPT). Stockholders of XenoPort will vote on the Clinton Group’s proposed changes at the XenoPort annual meeting, which is scheduled for June 11, 2014.

The Clinton Group presentation on XenoPort and the proxy fight is available at https://okapivote.com/clintonxnpt/.

“XenoPort’s capital allocation and performance continues, in our view, to destroy stockholder value,” said Gregory P. Taxin, President of Clinton Group. “After this last earnings report it should be plain to everyone that spending $7 million to $9 million per quarter to promote and commercialize Horizant is not a good use of stockholder capital. For all the spending and effort, the Company generated just $220,000 of incremental revenue from Horizant sales in the United States during the Quarter.”

Clinton Group urges its fellow stockholders to review the definitive proxy materials and the presentation on XenoPort, both of which are available at https://okapivote.com/clintonxnpt/ and to vote for change at the annual meeting.

Stockholders with questions should contact Okapi Partners LLC at (212) 297-0720 or Toll-Free (855) 305-0857 or by email to XNPT@clinton.com.

About Clinton Group, Inc.

Clinton Group, Inc. is a Registered Investment Advisor based in New York City. The firm has been investing in global markets since its inception in 1991 with expertise that spans a wide range of investment styles and asset classes.

Important Additional Information

CLINTON RELATIONAL OPPORTUNITY MASTER FUND, L.P., CLINTON MAGNOLIA MASTER FUND, LTD., GEH CAPITAL, INC., CLINTON RELATIONAL OPPORTUNITY, LLC, CLINTON GROUP, INC. AND GEORGE E. HALL (COLLECTIVELY, "CLINTON") AND KEVIN J. CAMERON, RAEL MAZANSKY, M.D. AND CHARLES A. ROWLAND, JR. (TOGETHER WITH CLINTON, THE "PARTICIPANTS") FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") ON APRIL 25, 2014 A DEFINITIVE PROXY STATEMENT AND ACCOMPANYING FORM OF PROXY CARD TO BE USED IN CONNECTION WITH THE PARTICIPANTS' SOLICITATION OF PROXIES FROM THE STOCKHOLDERS OF XENOPORT, INC. (THE "COMPANY") FOR USE AT THE COMPANY'S 2014 ANNUAL MEETING OF STOCKHOLDERS (THE "PROXY SOLICITATION"). ALL STOCKHOLDERS OF THE COMPANY ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE PROXY SOLICITATION BY THE PARTICIPANTS BECAUSE THEY CONTAIN

IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD HAVE BEEN FURNISHED TO SOME OR ALL OF THE COMPANY'S STOCKHOLDERS AND ARE, ALONG WITH OTHER RELEVANT DOCUMENTS, AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV/. IN ADDITION, OKAPI PARTNERS LLC, CLINTON'S PROXY SOLICITOR, WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING PROXY CARD WITHOUT CHARGE UPON REQUEST BY CALLING (212) 297-0720 OR TOLL-FREE AT (855) 208-8902.

INFORMATION ABOUT THE PARTICIPANTS AND A DESCRIPTION OF THEIR DIRECT OR INDIRECT INTERESTS BY SECURITY HOLDINGS IS CONTAINED IN THE DEFINITIVE PROXY STATEMENT ON SCHEDULE 14A FILED BY CLINTON WITH THE SEC ON APRIL 25, 2014. THIS DOCUMENT CAN BE OBTAINED FREE OF CHARGE FROM THE SOURCES INDICATED ABOVE.

CONTACT: N. Lennox, +1-212-825-0400.